Exhibit 99.1

Allied Gaming & Entertainment Announces Stockholders Voted for All Company Recommendations at Combined 2024/2025 Annual Meeting

Allied Thanks Stockholders for Their Continued Support

New York, NY (August 7, 2025) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “Allied”), a global experiential entertainment company, announced that stockholders voted for all proposals recommended by the Company at Combined 2024/2025 Annual Meeting of Stockholders (“Annual Meeting”).

At the Annual Meeting stockholders voted to:

•	Approve the compensation of the Company’s named executive officers.
•	Approve the frequency of future advisory votes on the compensation of the Company’s named executive officers.
•	Ratify the appointment of ZH CPA, LLC to act as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2024, and December 31, 2025.

“The Board sincerely thanks our stockholders for their unwavering support and confidence in the Company’s vision for the future,” said Mr. Yangyang Li, Allied Gaming & Entertainment’s Chairman of the Board, CEO and President. “With the Annual Meeting behind us, we are excited to further drive our strategic growth initiatives and build on the momentum we have for the remainder of 2025.”

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved.

Investor Contact:
Addo Investor Relations
ir@alliedgaming.gg